As filed with the Securities and Exchange Commission on July 14, 2011

Registration No. 333-20589

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NATIONWIDE HEALTH PROPERTIES, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3997619 (I.R.S. Employer Identification Number)

10350 Ormsby Park Place, Suite 300
Louisville, Kentucky 40223
(502) 357-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nationwide Health Properties, Inc.

1989 Stock Option Plan, as amended

(Full title of the plan)

T. Richard Riney
Executive Vice President and Associate Secretary
Nationwide Health Properties, LLC
10350 Ormsby Park Place, Suite 300
Louisville, Kentucky 40223
(502) 357-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robin Panovka, Esq.
Trevor S. Norwitz, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Deregistration of Securities

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-20589) (the “Registration Statement”), originally filed on January 28, 1997 by Nationwide Health Properties, LLC (as successor to Nationwide Health Properties, Inc.) (“NHP”), is being filed to remove from registration any and all  shares of NHP common stock, $0.10 par value per share, that were registered under the Registration Statement and have not been, and will not be, issued or sold pursuant to the Registration Statement.

This Post-Effective Amendment No. 1 is being filed in accordance with NHP’s undertaking set forth in Part II, Item 9 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 14, 2011.

NATIONWIDE HEALTH PROPERTIES, LLC

By:	/s/ Kristen M. Benson
Kristen M. Benson
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 14, 2011.

Signature	Title

/s/ Richard A. Schweinhart	President and Chief Financial Officer and Manager
Richard A. Schweinhart	(Principal Executive Officer and Principal Financial Officer)

/s/ Robert J. Brehl	Vice President and Chief Accounting Officer
Robert J. Brehl	(Principal Accounting Officer)

/s/ T. Richard Riney	Manager
T. Richard Riney

/s/ Brian K. Wood	Manager
Brian K. Wood